Exhibit 1.1

OPEN MARKET SALE AGREEMENTSM

June 12, 2026

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Climb Bio, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), on the terms set forth in this agreement (this “Agreement”).

Section 1. DEFINITIONS

(a) Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price Limitation” means the minimum price per share set by the Company in the applicable Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the applicable Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the applicable Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 per share without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

SM	“Open Market Sale Agreement” is a service mark of Jefferies LLC

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (as defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Market or such other national securities exchange on which the Common Shares, including any Shares (as defined below), are then listed.

“Rule 462(b) Registration Statement” means any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of Shares.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3.0%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the first business day, or such other time period as required by the Exchange Act, following each Trading Day during the period set forth in the applicable Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” means the Common Shares issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company, on behalf of itself and its subsidiaries (for purposes of this Agreement, as defined in Rule 405 of the Securities Act) (the “Subsidiaries”) represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date with respect to which the Company is obligated to deliver a certificate pursuant to section 4(o), (3) each Settlement Date, (4) each Triggering Event Date (as defined below) and (5) as of each Time of Sale (as defined below) (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any amendments or supplements thereto) on or before a Representation Date, and unless such representation, warranty or agreement specifies a different time:

(a) Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-283166) that contains a base prospectus. Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the base prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. The Company’s obligations under this Agreement to furnish, provide or deliver or make available copies of any report or statement shall be deemed satisfied if the same is filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)

At the time the Registration Statement was or will be declared effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K with the Commission the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

(b) Compliance with Registration Requirements. The Original Registration Statement was declared effective by the Commission under the Securities Act. Any Rule 462(b) Registration Statement filed after the date hereof that relates to the Shares will be automatically effective following such filing and prior to the delivery of any Issuance Notice related to Shares registered thereby. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information with respect to the Registration Statement and any Rule 462(b) Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and, if filed with the Commission through its EDGAR system (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any Free Writing Prospectus (as defined below).

(c) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously.

(d) [Reserved].

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Principal Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Stock from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of the Principal Market. The Company has filed a Notification of Listing of Additional Shares with the Principal Market with respect to the Shares.

(g) Other Agreements. The Company is not a party to any other agreement with an agent or underwriter for any other “at the market offering”, equity line of credit or other continuous equity transaction. No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise, other than the Agent. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(h) Incorporation and Good Standing of the Company and its Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). Except for the entities identified in Exhibit 21.1 to the Company’s most recent annual report on Form 10-K, the Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company’s Subsidiaries are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties except where the failure to be in good standing or have such power or authority would not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding share capital or other equity or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with federal state and securities laws and is owned by the Company, directly or through other wholly-owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.

(i) This Agreement. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for the authorization, execution and delivery of this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

(j) Capitalization. The Company has the authorized and outstanding capitalization as set forth in the Company’s annual report on Form 10-K for the most recent fiscal year or, if later, the Company’s quarterly report on Form 10-Q for the most recent fiscal quarter, as of the dates referred to therein. The Common Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, including under the heading “Description of Capital Stock.” The outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; and, except as set forth in the Registration Statement and the Prospectus as of the dates referred to therein, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The descriptions of the Company’s equity incentive plan, stock option plans and other stock plans or arrangements described in the Prospectus and in effect as of the date hereof (collectively, the “Stock Plans”) and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such Stock Plans and the options or other rights granted thereunder.

(k) Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus. The issuance and sale of the Shares as contemplated hereby shall not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares. When issued and delivered by the Company against payment therefor pursuant to this Agreement, the purchasers of the Shares issued and sold hereunder will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares of the Company. There are no restrictions upon the voting or transfer of the Common Shares under the Company’s amended and restated certificate of incorporation or amended and restated bylaws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(l) Consents and Approvals. No consent, approval, license, permit, qualification, authorization or other order or decree of, or registration or filing with, any court or other governmental, taxing or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus (including the issuance and sale of the Shares hereunder), except such as have been already obtained or made or as may be required under the Securities Act, applicable state securities or Blue Sky laws, applicable rules of Nasdaq, or the applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(m) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as set forth in the Registration Statement or the Prospectus: (i) there has been no change, or any development that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its Subsidiaries, considered as one entity, have not (A) incurred any material liability or obligation, indirect, direct or contingent, including without limitation any material losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, (B) entered into any material transactions not in the ordinary course of business or (C) issued or granted any shares of the Company’s capital stock or securities convertible into or exchangeable or exercisable for or that represent the right to receive shares of the Company’s capital stock other than under the Stock Plans; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries, considered as one entity, and there has been no dividend or distribution of any kind declared, paid or made, except for dividends or distributions made to a Subsidiary, by the Company or, except for dividends or distributions to the Company or another Subsidiary, by any Subsidiary on any class of shares, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of shares.

(n) Non-Contravention of Existing Instruments. Neither the execution, delivery and performance by the Company of this Agreement nor the issuance and sale of the Shares in accordance with the provisions herein will (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s amended and restated certificate of incorporation, as amended, or amended and restated bylaws, both as currently in effect (true and complete copies of which have been made available through EDGAR), or (b) any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract, except, in the case of clauses (i)(b) and (ii) above, for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Section 2(n) does not relate to matters with respect to tax status, which are the subject of Section 2(o), employee relations and labor matters, which are the subject of Section 2(r), or environmental laws, which are the subject of Section 2(x).

(o) Tax Law Compliance. The Company and its Subsidiaries have timely prepared and filed all tax returns required to have been filed by them with all appropriate governmental agencies (or extensions have been duly obtained) and timely paid all material taxes shown thereon or otherwise owed by them, except for those which are being contested in good faith, except where failure to file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material unpaid assessments against the Company nor, to the Company’s knowledge, any audits by any federal, state or local taxing authority.

(p) Title to Properties. The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) All Necessary Licenses and Permits. The Company and its Subsidiaries possess adequate certificates, licenses authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their respective businesses now operated by them, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(r) Labor Matters. The Company and its Subsidiaries are not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s knowledge, the Company and its Subsidiaries have not violated in any respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours that individually or in aggregate are reasonably expected to have a Material Adverse Effect. No labor disputes with the employees of the Company or its Subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or its Subsidiaries, exist or, to the Company’s knowledge, are threatened or imminent, that individually or in aggregate are reasonably expected to have a Material Adverse Effect.

(s) Intellectual Property Rights. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted; (ii) there are no rights of third parties to any such Intellectual Property, including liens, security interests or other encumbrances; (iii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (v) such Intellectual Property that is described in the Registration Statement or Prospectus has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company, including interferences, oppositions, reexaminations or government proceedings; (vii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others and (viii) the Company has taken all necessary measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, there is not pending or, to the Company’s knowledge, any threatened action, suit, proceeding or claim by others asserting that the conduct of the Company’s business as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted would require any license under any Intellectual Property of a third party not otherwise disclosed in the Registration Statement and the Prospectus.

(t) Patents. (i) All patents and patent applications owned by or exclusively licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and each issued patent is being diligently maintained and is valid and enforceable; (ii) the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent applications included in the Intellectual Property; (iii) to the knowledge of the Company, the Company and the parties prosecuting such applications have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”), and all such requirements in the relevant foreign patent authority having similar requirements as the case may be, in connection with such patents and patent applications for which it has filing, prosecution and/or maintenance responsibilities; (iv) to the Company’s knowledge, there is no patent or patent application that contains claims that dominate or may dominate (as such term is described in 35 U.S.C. §135 and 37 C.F.R. 41.100 to 41.208) with the issued or pending claims of any of the Intellectual Property of the Company; (v) to the Company’s knowledge, there is no prior art material to any patent or patent application of the Intellectual Property of the Company that may render any U.S. patent held by the Company invalid or unenforceable or any U.S. patent application held by the Company unpatentable; and (vi) the Company is not aware of any prior art or public or commercial activity or other facts required to be disclosed to the USPTO and any relevant foreign patent authority having similar disclosure requirement that were not disclosed and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity or unenforceability with respect to any patents that have been issued with respect to such applications.

(u) Compliance with Health Care Laws. As to each of the product candidates of the Company, including compounds currently under research and/or development by the Company and subject to the jurisdiction of the Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”) or any equivalent regulatory authority in any legal jurisdiction other than the U.S. and the European Union (each such product, a “Company Regulated Product”), if any, such Company Regulated Product is being researched, investigated, developed, manufactured, packaged, labeled, stored, distributed, imported and exported, and tested in compliance in all material respects with all applicable laws. Except as disclosed in the Registration Statement and the Prospectus, (i) the Company has not received any written notices or correspondence from the FDA, the EMA or any other regulatory authority exercising comparable authority, and there is no action or proceeding pending or, to the Company’s knowledge, threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that the Company is not currently in material compliance with any and all applicable laws, including, without limitation, the Healthcare Laws (as defined below), implemented by the FDA, EMA or any other regulatory authority exercising comparable authority over any Company Regulated Product and (ii) to the knowledge of the Company, there are no proceedings pending or threatened against the Company with respect to an alleged material violation of the Healthcare Laws or any similar law administered or promulgated by the EMA or any other regulatory authority exercising comparable authority.

The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq. (the “FDCA”); and the Public Health Service Acts, 42 U.S.C. § 262 and the regulations promulgated pursuant to such laws; and any similar comparable laws and regulations outside the United States.

(v) Clinical Data and Regulatory Compliance. All preclinical studies and clinical trials, and other studies and tests of any Company Regulated Product conducted by or on behalf of the Company have been, and if still pending are being, conducted in material compliance and to the extent applicable and required by law with, the applicable protocol for such study or trial, including the FDCA and its implementing regulations governing good laboratory practices and good clinical practices (e.g., 21 C.F.R. Parts 50, 54, 56, and 312 of the U.S. Code of Federal Regulations) and the respective counterparts in the European Union and other jurisdictions outside the United States exercising comparable authority over any Company Regulated Product. Except as disclosed in the Registration Statement and the Prospectus, no clinical trial conducted by or on behalf of the Company has been terminated or placed on full or partial clinical hold by the FDA, EMA or by the applicable Institutional Review Board (“IRB”) for safety reasons or otherwise prior to scheduled completion, and neither the FDA, EMA, an IRB nor any other applicable regulatory authority that has or has had jurisdiction over, a clinical trial conducted by or on behalf of the Company has initiated, or, to the Company’s knowledge, threatened to initiate, any action to place a full or partial clinical hold order on, or otherwise terminate or suspend, any proposed or ongoing clinical investigation of the Company Regulated Products conducted or proposed to be conducted by or on behalf of the Company. The Company has made available to the Agent and its counsel all material written formal communications submitted by or on behalf of the Company to any regulatory authority, and each such communication, including all supplements and amendments thereto, was true, complete and correct as of the applicable date thereof. All material summaries of preclinical, nonclinical and other data and studies disclosed in the Registration Statement or the Prospectus are consistent with the raw preclinical, nonclinical and other data associated with the Company’s Regulated Products, in all material respects, and are true, complete and accurate descriptions of the subject matter thereof, in all material respects.

(w) No Debarment or Disqualification. Neither the Company nor any of its officers, directors, or employees has been, is, or is in anticipation of being (based on a conviction by the courts or a finding of fault by a regulatory authority): (a) debarred pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a), as amended from time to time; (b) disqualified from participating in clinical trials pursuant to 21 C.F.R. §312.70, as amended from time to time; (c) disqualified as a testing facility under 21 C.F.R. Part 58, Subpart K, as amended from time to time; (d) excluded, debarred or suspended from or otherwise ineligible to participate in a “Federal Health Care Program” as that term is defined in 42 U.S.C. 1320a-7b(f), including under 42 U.S.C. § 1320a-7 or relevant regulations in 42 C.F.R. Part 1001; (e) assessed any civil money penalties pursuant to 42 C.F.R. Part 1003; or (f) included on the HHS/OIG List of Excluded Individuals/Entities, the General Services Administration’s System for Award Management, or the FDA Debarment List or the FDA Disqualified/Restricted List. Neither the Company nor, to the

knowledge of the Company, any of its officers, directors or employees has engaged in any activities that are prohibited, or are cause for civil penalties, or grounds for mandatory or permissive exclusion, debarment, or suspension pursuant to any of these authorities. Since January 11, 2024, the Company has not used, and is currently not using, in any capacity related to any Company Regulated Product, any person that has ever been, or to the knowledge of the Company, is the subject of a proceeding that could lead to the persons becoming debarred, excluded, disqualified, restricted or suspended pursuant to any of these authorities.

(x) Compliance with Environmental Laws. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates and has not received any written notice or claim that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

(y) No Material Actions or Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the Company’s knowledge, threatened, to which the Company or its Subsidiaries are or may reasonably be expected to become a party or to which any property of the Company or its Subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(z) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except in the case of any unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and except as otherwise noted therein. To the extent applicable, any pro forma financial statements, information or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 8 thereof, fairly present, in all material respects, the information set forth therein and the assumptions used in the preparation of such pro forma financial statements, use reasonable pro forma adjustments to give effect to the circumstances referred to therein and properly apply the pro forma adjustments to historical amounts. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference therein as required.

(aa) Disclosure Controls and Procedures. The Company and each of its Subsidiaries considered together as one entity have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (a) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (b) except as disclosed in the Registration Statement and Prospectus, such disclosure controls are effective in all material respects to perform the functions for which they were established, and (c) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter.

(bb) Internal Controls Over Financial Reporting. The Company and each of its Subsidiaries considered together as one entity, maintain a system of internal control over financial reporting designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, the Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting except as described in the Registration Statement and the Prospectus.

(cc) Company Not an “Investment Company.” The Company is not required to be registered as, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) No Price Stabilization or Manipulation. The Company has not taken, and, to the Company’s knowledge, no director, officer of Affiliate of the Company has taken, directly or indirectly (without giving effect to the activities of the Agent), any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ee) Anti-Corruption Laws. Each of the Company, its Subsidiaries and, to the Company’s knowledge, their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality in which the Company or its Subsidiaries have conducted business, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010 or (B) anti-money laundering laws of any locality in which the Company or its Subsidiaries have conducted business, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Corruption Laws”). The Company and its Subsidiaries have instituted and maintain policies and procedures to ensure compliance with the Anti-Corruption Laws. No part of the proceeds of the offering of the Shares will be used, directly or indirectly, in violation of the Anti-Corruption Laws.

(ff) Sanctions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries (i) is, or is controlled or more than 50% owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), Russia, Cuba, Iran, North Korea and, prior to July 1, 2025, Syria, collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an underwriter, advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, since April 24, 2019, nor does the Company or any of its Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(gg) No Applicable Registration or Other Similar Rights. There are no Persons with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in a writing previously furnished to the Agent.

(hh) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. PricewaterhouseCoopers LLP has not been engaged by the Company to perform any “prohibited activities” or provided to the Company any prohibited “non-audit services” (as defined in Section 10A of the Exchange Act).

(ii) Insurance. The Company and each of its Subsidiaries are insured against such losses and risks and in such amounts as the Company believes are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(jj) Dividend Restrictions. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus.

(kk) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the company to believe that the statistical and market related data included in or incorporated by reference in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(ll) ERISA Compliance. Any “employee benefit plan” (as defined under Section 303 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) currently maintained by the Company, its Subsidiaries or any of their “ERISA Affiliates” (as defined below) is in compliance in all material respects with the applicable provisions of ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under Section 4043(c) of ERISA, other than those events as to which the notice period referred to in Section 4043(a) of

ERISA has been waived) has occurred or is reasonably expected to occur with respect to any such “employee benefit plan”. No steps have been taken to terminate any such “employee benefit plan”. Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or otherwise under Sections 412, 4971, 4975 or 4980B of the Code. Each such “employee benefit plan” that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, its subsidiaries or any of their ERISA Affiliates, as applicable, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the revocation of such qualification.

(mm) Sarbanes-Oxley. There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(nn) No Ratings. There are no debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(oo) Forward-Looking Statements. No financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; provided that for documents incorporated by reference in the Prospectus, forward-looking statements speak only as to the date they were made or otherwise reaffirmed.

(pp) Agent as Principal. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while an Issuance Notice is in effect (except to the extent the Agent may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.

(qq) Cybersecurity. To the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and the Company believes such systems are reasonable and adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards consistent with industry standards and practices for similarly situated companies to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their respective businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(rr) Compliance with Data Privacy Laws. The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, GDPR (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i)(A) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, or (B) has knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, except with respect to subsection (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ss) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other Person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(tt) Export Compliance. The Company and each of the Subsidiaries has not, nor has any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries violated or failed to comply with any applicable law related to the export or reexport of goods (including hardware, software and technology), services and know-how except in such cases as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Agent or its counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company (and not by such officer in his or her personal capacity), as to matters covered thereby, to the Agent.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF COMMON SHARES

(a) Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b) Mechanics of Issuances.

(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail by the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, each of the Company and the Agent may modify the list of such persons from time to time.

(ii) Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii) Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company or (B) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block transactions, sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale (except as specified in Clause (A) of the preceding sentence), and (except as specified in clauses (A) and (B) of the preceding sentence) the method of placement of any Shares by the Agent shall be at the Agent’s discretion; provided such method is an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

(iv) Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v) Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related aggregate Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agent as principal at a price agreed upon by the parties at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi) Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(vii) No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(viii) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c) Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount. For avoidance of doubt, the Company shall not be required to pay to the Agent any Selling Commission with respect to any Issuance Notice, except to the extent Shares are placed pursuant thereto.

(d) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable and documented fees and disbursements of the Agent’s counsel, including the reasonable and documented fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agent and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) of the preceding sentence shall not exceed (A) $75,000 in connection with execution of this Agreement, (B) $25,000 in connection with each Triggering Event Date (as defined below) involving the filing of an annual report on Form 10-K on which the Company is required to provide a certificate pursuant to Section 4(o) and (C) $20,000 in connection with each other Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 4(o).

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a) Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing: (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement or the Prospectus; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were filed in a timely manner with the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus (including a document incorporated by reference in the Prospectus) so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement; however, the Company agrees not to provide an Issuance Notice or otherwise sell under this Agreement until such amendment or supplement is filed or it is determined that such amendment or supplement is no longer required.

(d) Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act, but excluding (i) the filing under the Exchange Act or documents incorporated by reference into the Registration Statement that either (A) do not name the Agent and do not relate to the transactions contemplated by this Agreement or (B) include disclosure naming the Agent and regarding the transactions contemplated by this Agreement that is limited to disclosure of periodic sales pursuant to this Agreement, and (ii) amendments or supplements that do not name the Agent and do not relate to the transactions contemplated by this Agreement) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e) Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f) Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Agent, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing Prospectus without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(g) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h) Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies (which may be electronic copies) of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance (it being acknowledged that the Company may delay the filing of any amendment or supplement, if, in the judgment of the Company, it is in the best interest of the Company); provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i) Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(j) Earnings Statement. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent they are filed on EDGAR or any successor system.

(k) Listing; Reservation of Shares. (a) The Company will use its best efforts to maintain the listing of the Shares on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m) Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices or virtually, as the Agent may reasonably request from time to time.

(n) Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(o) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(i) the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(ii) the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company; or

(iii) the filing with the Commission of a current report on Form 8-K of the Company (i) containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) and/or (ii) disclosing any material transaction requiring the filing of historical or pro forma financial statements under Item 9.01 of Form 8-K and subject to the guidance set forth in Section 2050.3 of the Financial Reporting Manual of the Commission which is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (iii) above only if the Agent reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Issuance Notice with instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(o), then before the Company delivers an Issuance Notice with instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(o) dated on or prior to the date that an Issuance Notice with instructions for the sale of Shares is issued.

(p) Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be delivered to the Agent (i) a negative assurances letter and legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, and (ii) a legal opinion of Brown Rudnick LLP, intellectual property counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may cause to be furnished a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(q) Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause PricewaterhouseCoopers LLP, the independent registered public accounting firm who has audited or reviewed the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. At any time when an Issuance Notice is outstanding, if requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent on the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per calendar quarter.

(r) Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company (or a duly authorized committee thereof) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(s) Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(t) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(u) Market Activities. The Company has not taken, nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall use its commercially reasonable efforts to cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall use its commercially reasonable efforts to cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(v) Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the earlier of (A) the third Trading Day immediately following the Settlement Date with respect to Shares most recently sold pursuant to such Issuance Notice and (B) the date such Issuance Notice is cancelled if no Shares have been sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction to offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be applicable in connection with the Company’s (i) offer, issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under the rules of the Principal Market or other compensation plan of the Company or its subsidiaries, whether now in effect or hereinafter implemented, (ii) offer, issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards or rights in effect or outstanding , and (iii) modification of any outstanding options, warrants or any rights to purchase or acquire Common Shares.

(w) Agent Counsel Legal Opinion. Agent shall have received from Paul Hasting LLP, counsel for Agent, such opinion or opinions and negative assurances letters, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(p), with respect to such matters as Agent may reasonably require.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a) Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i) Accuracy of the Company’s Representations and Warranties; Performance by the Company. The representations and warranties of the Company contained in this Agreement are true and correct as of the date of the Issuance Notice (other than representations and warranties made as of a specific date that shall be true and correct as of such date), and the Company shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii) Material Adverse Effect. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv) No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on the Principal Market either shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York, authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b) Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and to reimburse the Agent and each such officer, employee and controlling person for any and all reasonable and documented expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the statements in the first sentence of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the Agent Information, and to reimburse the Company and each such director, officer and controlling person for any and all documented expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) calendar days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total Selling Commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the Selling Commissions received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a) Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b) Termination; Survival Following Termination.

(i) Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement. Upon termination of this Agreement, the Company shall not have any liability to the Agent for any discount, commission or other compensation with respect to any Shares not otherwise sold by the Agent under this Agreement.

(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a) Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K or other report obligated to be filed under the Exchange Act, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. In the case of any such press release or like public statement other than a press release or like public statement by the Company that includes disclosure related to sales made pursuant to this Agreement and the proceeds thereof for which no notice or consultation with the Agent shall be required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c) Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering contemplated by this Agreement that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, sent via electronic mail (if applicable) or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Fascimile: (646) 786 - 5719

Attention: General Counsel

and an additional copy (which shall not constitute notice) to:

Paul Hastings LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Attention: Siavosh Salimi and Ryan Brewer

If to the Company:

Climb Bio, Inc.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: Chris Barnstable-Brown and Scott Lunin

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f) Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) Recognition of U.S. Special Resolutions Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(i) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

CLIMB BIO, INC.

By:	/s/ Aoife Brennan
Name: Aoife Brennan, M.B., Ch.B.
Title: President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

EXHIBIT A

Issuance Notice

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [__________]

Reference is made to the Open Market Sale Agreement between Climb Bio, Inc. (the “Company”) and Jefferies LLC (the “Agent”) dated as of June 12, 2026. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date that the Registration Statement expires: November 22, 2027

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):

Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation: $ ____ per share

Comments:

CLIMB BIO, INC.

By:
Name:
Title:

A-1

Schedule A

Notice Parties

The Company

Aoife Brennan, President and Chief Executive Officer

Susan Altschuller, Chief Financial Officer

The Agent

Michael Magarro

Donald Lynaugh